Exhibit 4.3A


                       First Amendment
                             to
                      Warrant Agreement

     This First Amendment to Warrant Agreement is made and entered into as of the 10th day of June, 1997, by and between Littelfuse, Inc. (the OCompanyO) and LaSalle National Bank (formerly known as LaSalle National Trust, N.A.), as Warrant Agent (the OWarrant AgentO);

                    W i t n e s s e t h:

     Whereas,  the  Company  and  the  Warrant  Agent   have
heretofore executed that certain Warrant Agreement dated as of December 20, 1991 (the OWarrant AgreementO); and

     Whereas, the Company has received the written consents of the holders of the certificates representing at least a majority of the outstanding Warrants under the Warrant Agreement to an amendment to the Warrant Agreement to add a new Section 12.19;

     Now, Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Warrant Agreement is hereby amended to add the following new SectionE12.19 to the end of the Warrant
Agreement:

      12.19. Adjustments Relating to June 10, 1997, Common Stock Dividend. In the event that the Company pays on or about June 10, 1997 (the date of payment being hereinafter referred to as the OStock Dividend Payment DateO), a dividend of one share of the Common Stock on each issued and outstanding share of the Common Stock, effective as of the Stock Dividend Payment Date:

               (i)    the Exercise Price shall be halved  to
          $4.18;

              (ii)    a Stock Unit shall remain at one share
          of   New   Common  Stock,  subject  to  subsequent
          adjustments as provided in this Agreement; and

             (iii)    the number of Warrants represented  by
          each certificate representing Warrants outstanding on June 10, 1997, shall be doubled.

     2. Except as specifically amended by this document, the Warrant Agreement shall remain unchanged and shall continue in full force and effect.

     In Witness Whereof, the parties hereto have executed this First Amendment to Warrant Agreement as of the day and year first above written.

                                    LaSalle National Bank,
                                       as Warrant Agent


                                    By
                                      Authorized Signature

                                    _______________________
                                       ____
                                      Title

                                    Littelfuse, Inc.



                                    By
                                      Title
                                       ___________________